CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of Barossa Coffee Company, Inc., of our report dated July 6, 2005, relating to the June 30, 2005 financial statements of Barossa Coffee Company, Inc. and Subsidiary, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



        /s/ Pritchett, Siler & Hardy, P.C.

        PRITCHETT, SILER & HARDY, P.C.

        Salt Lake City, Utah
        July 7, 2005